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                                                                   Exhibit 10.20

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), dated as of February 11, 2005, by and between Alteon Inc., a Delaware corporation (the "Company"), and Judith S. Hedstrom (the "Employee").

      WHEREAS, the Company wishes to employ the Employee as Chief Operating Officer; and

      WHEREAS, the Employee wishes to enter into the employ of the Company as its Chief Operating Officer, having formerly held the role of Senior Vice President, Corporate Development;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

      1. Term of Employment. Subject to the terms and conditions hereof, the Company will employ the Employee, and the Employee will serve the Company, as Chief Operating Officer, for a period beginning on the date hereof and terminating three years thereafter, subject to extension by mutual agreement of the Company and the Employee (such term, as it may be extended, is hereinafter referred to as the "Term of Employment").

      2. Duties. During the Term of Employment, the Employee will serve as Chief Operating Officer, subject to the terms of this Agreement and the direction and control of the Board of Directors, and/or the Chief Executive Officer of the Company. The Employee will, during the Term of Employment, serve the Company faithfully, diligently and competently and to the best of Employee's ability, and will, consistent with the dignity of the office of Chief Operating Officer of the Company, hold, in addition to the office of Chief Operating Officer, such other offices in the Company to which Employee may be appointed or assigned from time to time by the Board of Directors and/or the Chief Executive Officer of the Company and will discharge such duties in connection therewith. The Employee shall devote all of her business time and attention to the performance of the duties hereunder.

      3. Compensation. During the Term of Employment, the Company will pay to the Employee as compensation for the performance of Employee's duties and obligations hereunder a base salary at the rate of $300,000 per annum ("Salary"), payable in equal semi-monthly installments. Such Salary shall be reviewed annually by the Board of Directors of the Company in accordance with the Company's compensation program. In each of the Company's fiscal years during the Term of Employment, the Employee shall be eligible to receive a cash bonus of up to $75,000, to be awarded at the sole discretion of the Board of Directors of the Company. The Board shall use as a basis for determining the extent of such bonus awards the attainment of stated goals and objectives for the Employee to be set by the Compensation Committee of the Board after consultation with the Chief Executive Officer.

      4.    Other Benefits. During the Term of Employment:

            A. The Employee shall be entitled during the Term of Employment to participate in employee benefit plans and programs of the Company to the extent that Employee's position, tenure, salary, age, health and other qualifications make Employee eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the Term of Employment, and the Employee's participation in any such plan or program shall be subject to the provisions,

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Judith S. Hedstrom

                  rules, regulations and laws applicable thereto; provided, however, that during the Term of Employment, the Employee shall be entitled to health and hospital insurance benefits consistent with the past practices of the Company in effect with respect to Company personnel generally.

            B. The Employee shall be entitled to 4 weeks vacation per year while employed hereunder. Such vacation may be taken by the Employee at such times as do not unreasonably interfere with the business of the Company. The accumulation of annual vacation time earned, but not taken, will be in accordance with the Company policy guidelines. Additional vacation will be earned in accordance with Company policy.

            C. The Employee previously has received Options to purchase shares of the Company's common stock (the "Common Stock"), as set forth in Stock Option Grant Agreements dated February 13, 2002, December 18, 2002, December 10, 2003 and December 7, 2004, which agreements are incorporated herein and shall survive the execution of this Agreement. In addition to these Options, the Company shall grant to the Employee an incentive stock option (or to the extent that such option does not qualify as an incentive stock option, a non-qualified stock option), pursuant to the Company's Amended 1995 Stock Option Plan (the "Plan"), to purchase 300,000 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on the date of the grant of the option. Such option shall be in the form of, and on such terms and conditions as provided in, the Company's standard form of Stock Option Grant Agreement in effect as of the date of this Agreement. Such Stock Option Grant Agreement for such option shall provide, on condition that the Employee is employed by the Company on the relevant vesting dates, that such options shall vest in 36 equal monthly installments on the first day of each calendar month commencing as of January 1, 2005.

      5. Expenses. During the Term of Employment, the Company will reimburse the Employee for all travel and other reasonable business expenses incident to the rendering of services by the Employee under this Agreement, subject to the submission of appropriate vouchers and receipts in accordance with the Company's policy from time to time in effect. The Employee will initially be based in or near Washington, D.C.; provided, however, that the Company anticipates, upon the receipt of favorable data from one or more of its pending clinical trials, it may request that Employee relocate to the Company's principal offices. If the Company requests that Employee relocate, the Company shall reimburse Employee for reasonable agreed upon costs associated with such relocation. Prior to such relocation, Employee shall be required to maintain her own office, either in her home or at some other location of her preference, and Employee shall be responsible for costs associated with maintaining such office; provided, however, the Company shall reimburse Employee for such reasonable costs associated with such office as the Company may agree upon.

      6.    Death or Disability.

            A. This Agreement shall be terminated by the death of the Employee. In addition, this Agreement may be terminated by the Board of Directors of the Company if the Employee shall be rendered incapable by illness or any other disability, from complying with the terms, conditions and provisions on Employee's part to be kept, observed and performed for a period in excess of 180 days (whether or not consecutive) or 90 days consecutively, as the case may be, during a 12-month period during the Term of Employment ("Disability"). If this Agreement is terminated by reason of Disability of the Employee, the Company shall give written notice to that effect to the Employee in the manner provided herein. In the event that the Employee receives disability insurance benefits paid for by the Company during any period prior to termination of this Agreement pursuant to this Section 6(A), the Employee's Salary shall be reduced by an amount equal to such disability insurance benefits during such period. The Employee is hereby notified that

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Judith S. Hedstrom

                  she is a Key Employee for the purposes of the Family Medical Leave Act and related laws.

            B. In addition to and not in substitution for any other benefits which may be payable by the Company with respect to the death or Disability of the Employee in the event of such death or Disability, the Salary payable hereunder shall continue to be paid at the then current rate for three months after the termination of employment, and any bonus to which the Employee would have been entitled for the year in which Employee's death occurs shall be pro rated to the date of Employee's death and paid not later than three months after the termination of employment. In the event of the death of the Employee during the Term of this Agreement, the sums payable hereunder shall be paid to Employee's personal representative.

      7. Disclosure of Information, Inventions and Discoveries. The Employee shall promptly disclose to the Company all processes, trademarks, inventions, improvements, discoveries and other information related to the business of the Company (collectively, "Developments") conceived, developed or acquired by Employee alone or with others during the Term of Employment or during any earlier period of employment by the Company or any predecessor of the Company, whether or not during regular working hours or through the use of materials or facilities of the Company. All such Developments shall be the sole and exclusive property of the Company, and, upon request, the Employee shall promptly deliver to the Company all drawings, sketches, models and other data and records relating to such Developments. In the event any such Development shall be deemed by the Company to be patentable, the Employee shall, at the expense of the Company, assist the Company in obtaining a patent or patents thereon and execute all documents and do all such other acts and things necessary or proper to obtain letters of patents and to invest in the Company full right, title and interest in and to such Developments. Further, the Employee hereby irrevocably appoints the Company and its duly authorized officers and agents as her attorneys-in-fact to act for and on her behalf for these purposes and instead of her, to execute all documents and papers, including any application for patent, copyright or mask work, and to do all other lawfully permitted acts reasonably necessary to assign or otherwise transfer and perfect her right, title and interest in and to the Developments to and in the Company, and to obtain, perfect, protect and enforce its rights in the Developments.

      8. Non-Disclosure. The Employee shall not, at any time during or after the Term of Employment, divulge, furnish or make accessible to anyone (otherwise than in the regular course of business of the Company), or use for Employee's own account or for the account of any person, any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, materials, devices or ideas or other know-how, whether patentable or not, with respect to any confidential or secret development or research work or with respect to any other confidential or secret aspects of the Company's business (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers).

      9. Non-Competition. The Company and the Employee agree that the services rendered by the Employee hereunder are unique and irreplaceable. The Employee hereby agrees that, during the Term of Employment and for a period of one year thereafter, the Employee shall not (i) in any geographical area in the United States or in those foreign countries where the Company, during the Term of Employment, conducts or proposes to conduct business or initiates activities, engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), or lend Employee's name (or any part or variant thereof) to any business which is, or as a result of the Employee's engagement or participation would become, competitive with any aspect of the business of the Company, such business being the commercialization of the measurement, prevention therapy or reversal of glucose-

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Judith S. Hedstrom

            mediated non-enzymatic crosslinking of macro-molecules, and such other specific technologies in which the Company has, during the Term of Employment, initiated significant plans to develop products,
            (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company during the Term of Employment (except in connection with the performance of the duties and obligations of the Employee during the Term of Employment),
            (iii) solicit any officer, director, employee, consultant or agent of the Company to become an officer, director, employee, consultant or agent of the Employee, Employee's respective affiliates or anyone else, and (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any trade name used by it. Ownership, in the aggregate, of less than one percent of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a violation of the foregoing provision.

      10. Remedies. The Employee acknowledges that irreparable damage would result to the Company if the provisions of Sections 7, 8, 9 or 14 were not specifically enforced, and agrees that the Company shall be entitled to any appropriate legal, equitable or other remedy, including injunctive relief, in respect to any failure to comply with the provisions of Sections 7, 8, 9 or 14.

      11. Termination for Cause. In addition to any other remedy available to the Company, either at law or in equity, the Employee's employment with the Company may be terminated by the Board of Directors for Cause, which shall include (i) the Employee's conviction for, or plea of nolo contendere, to a felony or a crime involving moral turpitude, (ii) the Employee's commission of an act of personal dishonesty or a breach of fiduciary duty involving personal profit in connection with the Employee's employment by the Company, (iii) the Employee's commission of an act which the Board of Directors shall reasonably have found to have involved willful misconduct or gross negligence on the part of the Employee in the conduct of Employee's duties under this Agreement, (iv) habitual absenteeism,
            (v) the Employee's material breach of any material provision of this Agreement, (vi) the willful and continued failure by the Employee to perform substantially Employee's duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness), or (vii) the Employee's failure, at any time, to relocate to the Company's principal office within a reasonable time following the request of the Company. In the event of termination under this Section 11, the Company's obligations under this Agreement shall cease and the Employee shall forfeit all rights to receive any future compensation under this Agreement. Notwithstanding any termination of this Agreement pursuant to this
            Section 11, the Employee, in consideration of Employee's employment hereunder to the date of such termination, shall remain bound by the provisions of Sections 7, 8, 9 and 14 hereof.

      12. Termination Without Cause. Each of the Company and Employee may terminate this Agreement at any time for any reasons whatsoever, without any further liability or obligation of the Company to the Employee or of the Employee to the Company from and after the date of such termination (other than liabilities or obligations accrued but unsatisfied on, or surviving, the date of such termination), by sending 30 days' prior written notice to the other party. In the event that, without Cause, as that term is defined in Section 11, and not as a result of the Employee's death or Disability as set forth in Section 6 or a Change in Control as set forth in Section 15, (a) the Company elects to terminate this Agreement prior to the end of the Term of Employment, or (b) the Company gives Employee notice of its election not to extend the Term of Employment beyond the expiration of the then current Term of Employment, or (c) by the date which is four months prior to the end of the then current Term of Employment, the Company has not offered to extend the then current Term of Employment, the Company shall continue to pay the Employee the full Salary (exclusive of bonuses, if any) as such Salary would have otherwise accrued for a period of twelve (12) months. In the event the Employee elects to terminate prior to the end of the Term of

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Judith S. Hedstrom

            Employment, the Company's obligation to pay Salary shall cease as of the effective date of termination. Notwithstanding any termination of this Agreement pursuant to this Section 12, the Employee, in consideration of Employee's employment hereunder to the date of such termination, shall remain bound by the provisions of Sections 7, 8, 9 and 14 hereof. Any termination of this Agreement by the Company as provided in this Section 12 shall be in addition to, and not in substitution for, any rights with respect to termination of the Employee which the Company may have pursuant to Section 11.

      13. Resignation. In the event that the Employee's services under this Agreement are terminated under any of the provisions of this Agreement (except by death), the Employee agrees to deliver written resignation from all positions held with the Company to the Board of Directors, such resignation to become effective immediately; provided, however, that nothing herein shall be deemed to affect the provisions of Sections 7, 8, 9 and 14 hereof relating to the survival thereof following termination of the Employee's services hereunder, and provided, further, that except as expressly provided in this Agreement, the Employee shall be entitled to no further compensation hereunder.

      14. Data. Upon termination of the Term of Employment or termination pursuant to Sections 6, 11 or 12 hereof, the Employee or Employee's personal representative shall promptly deliver to the Company all books, electronic data, memoranda, plans, records and written data of every kind relating to the business and affairs of the Company which are then in Employee's possession.

      15. Change in Control. The Employee is an eligible participant in the Alteon Inc. Change in Control Severance Benefits Plan (the "Severance Plan"). Upon a Change in Control as defined in the Severance Plan, the Employee will be entitled to all of the benefits to which she would be entitled under the Severance Plan as in effect on June 5, 2003, notwithstanding any amendment or termination of the Severance Plan or other action by the Board of Directors of the Company as permitted under the Severance Plan which may affect the Employee's entitlement to benefits thereunder.

      16. Insurance. The Company shall have the right, at its own cost and expense, to apply for and to secure in its own name or otherwise, life, health or accident insurance or any or all of them covering the Employee, and the Employee agrees to submit to usual and customary medical examinations and otherwise to cooperate with the Company in connection with the procurement of any such insurance, and any claims thereunder.

      17. Waiver of Breach. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Employee or of the Company.

      18. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger or consolidation of the Company with or into any other entity, all as though such successors and assigns of the Company and their respective successors and assigns were the Company. Insofar as the Employee is concerned, this Agreement, being personal, may not be assigned.

      19. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may be validly covered and enforceable.

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Judith S. Hedstrom

      20. Notices. All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or five business days after being sent by registered or certified mail, return receipt requested, postage paid, addressed as follows:

            If to the Employee:

                         Judith S. Hedstrom
                         7811 Exeter Road
                         Bethesda, Maryland 20814

            If to the Company:

                         Alteon Inc.
                         6 Campus Drive
                         Parsippany, New Jersey 07054

            with a copy to:

                         William Whelan, Esq.
                         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC One Financial Center
                         Boston, MA 02111

            Any party may, by written notice to the other in accordance with this Section 20, change the address to which notices to such party are to be delivered or mailed.

      21. General. Except as otherwise provided herein, the terms and provisions of this Agreement and any Stock Option Grant Agreements entered into between the Employee and the Company shall constitute the entire agreement by the Company and the Employee with respect to the subject matter hereof, and shall supersede any and all prior agreements or understandings between the Employee and the Company, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Employee and the Company. This Agreement may be executed in any number of counterparts, all of which, when executed, shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                   ALTEON INC.

                                   By: /s/ Kenneth I. Moch
                                       -----------------------------------------
                                       Kenneth I. Moch
                                       President and Chief Executive Officer

                                       /s/ Judith S. Hedstrom
                                       -----------------------------------------
                                       Judith S. Hedstrom